UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2006

UNIVERSAL AMERICAN FINANCIAL CORP.
(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Six International Drive, Suite 190
Rye Brook, New York 10573
(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On December 1, 2006, Universal American Financial Corp. (the “Company”) successfully completed its previously announced sale of all of the outstanding shares of UAFC (Canada) Inc., including its Canadian insurance subsidiary PennCorp Life Insurance Company, to a venture 70% owned by La Capitale Civil Service Insurer Inc., a subsidiary of La Capitale Financial Group Inc. (“La Capitale”), and 30% owned by GMF Assurances, a French mutual insurance company (“GMF” and, together with La Capitale, the “Buyer”), for an aggregate purchase price of approximately $131 million (CAD$146 million) in cash, on the terms and conditions set forth in the Share Purchase Agreement dated as of August 31, 2006, among the Company and Pennsylvania Life Insurance Company, as Sellers, and the Buyer, and filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated August 31, 2006 (the “Share Purchase Agreement”) and incorporated by reference herein.

On December 1, 2006, the Company issued a press release announcing the completion of the transactions contemplated by the Share Purchase Agreement.  The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Title

99.1	News Release dated December 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN FINANCIAL CORP.

By:	/s/ Robert A. Waegelein
Robert A. Waegelein
Executive Vice President and
Chief Financial Officer

Date:  December 4, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	News Release dated December 1, 2006